Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP
702.382.2101 main
100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106

April 14, 2026

Soluna Holdings, Inc.

325 Washington Avenue Extension
Albany, New York 12205

To the addressee set forth above:

We have acted as local Nevada counsel to Soluna Holdings, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of the Registration Statement on Form S-1 (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for offer and resale, from time to time, by the selling stockholder listed in the Prospectus (the “Selling Holder”), of up to 26,512,815 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) that the Company may elect to issue and sell, from time to time, to the Selling Holder pursuant to that certain Standby Equity Purchase Agreement, dated as of August 12, 2024 (the “SEPA”), by and between the Company and the Investor (as defined therein). This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance, offering and resale of the Shares as contemplated by the SEPA and as described in the Registration Statement and Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinion below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the SEPA, Registration Statement and Prospectus.

For purposes of issuing this opinion letter, we have (a) made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the SEPA, (ii) the Registration Statement and Prospectus, (iii) the articles of incorporation and bylaws of the Company, each as amended to date, and (iv) such agreements, instruments, resolutions of the board of directors of the Company and committees thereof and other corporate records, and such instruments and other documents, as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and (b) obtained from officers and other representatives and agents of the Company, and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that: (i) each agreement, instrument or other document (or form thereof) we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) the statements of fact and all representations and warranties set forth in the SEPA and in any other documents we have reviewed are, and when any Shares are issued will be, true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (iii) each natural person executing a document at all relevant times had, has, or at the time of such execution will have, sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; (v) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (vi) the obligations of each party set forth in the SEPA and in any other documents we have reviewed are, and when any Shares are issued will be, its valid and binding obligations, enforceable against such party in accordance with their respective terms; and (vii) after any issuance of Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, arrangement, plan or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

Soluna Holdings, Inc.

April 14, 2026

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company, and if, when and to the extent any Shares are issued in accordance with all applicable terms and conditions of, and in the manner contemplated by, the SEPA, and as described in the Registration Statement and Prospectus, such Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP